Exhibit 10.6

STOCK DEFERRAL PLAN

(As Amended and Restated Effective April 1, 2004)

ARTICLE I

PURPOSE

1.1. Purpose. The purpose of the Coca-Cola Enterprises Inc. Stock Deferral Plan is to provide a select group of management and highly compensated employees enhanced retirement security under a nonqualified retirement plan that provides the following opportunities:

(a)	To defer the receipt of stock that would otherwise be transferred to them under plans in place under the Company’s Restricted Stock Program in effect before the effective date of this amendment and restatement, as set forth in Article III,

(b)	To provide accounting for awards of Stock Units granted by the Committee before the effective date of this amendment and restatement, as set forth in Article IV, and

(c)	To defer the receipt of stock otherwise issuable upon the exercise of stock options granted under plans under the Company’s Stock Option Program in effect before the effective date of this amendment and restatement, as set forth in Article V.

1.2. Effective Date. This amendment and restatement of this Plan is effective April 1, 2004.

1.3. Background. This Plan was established effective July 1, 1998. The Restricted Stock Deferral Plan was established January 1, 2001 and restated January 1, 2002. As of the effective date of this amendment and restatement, the Restricted Stock Deferral Plan is merged into this Plan. Elections made and accounts established under these prior plans shall be treated in all respects having been made under this Plan.

1.4. Shares Distributable Under the Plan. The stock to be distributed under the Plan shall be shares of common stock, $1 par value, of the Company (the “Stock”). The Stock shall be made available from shares of Stock held by the Company in its treasury.

ARTICLE II

DEFINITIONS

2.1. “Account” means a Participant’s interest under the Plan. Each Account shall be composed of a Share Unit Account and a Cash Credit Account. A Participant’s Account shall be reflected as a book reserve entry in the Company’s accounting records.

2.2. “Beneficiary” means the person or persons last designated by a Participant, in writing, as entitled to receive such Participant’s interest under the Plan in the event of his or her death. If all designated Beneficiaries predecease the Participant or the Participant fails to designate a Beneficiary, the Beneficiary shall be the estate of the Participant. Notwithstanding the foregoing, if the Participant designates his or her spouse as a Beneficiary, such designation will be void upon the divorce of the Participant and the former spouse unless, or until, the Participant again designates the former spouse as a Beneficiary.

2.3. “Cash Credit” means the unit for measuring the value of any fractional Profit Shares deferred under the Plan and the value of Hypothetical Dividends and Interest Credits.

2.4. “Cash Credit Account” means the account under which a Participant’s Cash Credits are recorded.

2.5. “Cash Credits Conversion Date” means the first full trading day of each calendar year on the New York Stock Exchange occurring before the effective date of this amendment and restatement. There shall be no conversions of Cash Credits to Share Units under this Plan on or after the effective date of this amendment and restatement.

2.6. “Committee” means the Governance and Compensation Committee of the board of directors of the Company, who shall administer the Plan as provided in Article VIII.

2.7. “Company” means Coca-Cola Enterprises Inc., a Delaware corporation.

2.8. “Deferral Date” means the date on which an Eligible Grantee or Eligible Optionee makes an effective Deferral Election.

2.9. “Deferral Election” means a Restricted Stock Deferral Election or a Stock Option Deferral Election.

2.10. “Deferred Stock Award” means a grant of Share Units made before the effective date of this amendment and restatement, which Share Units shall be subject to the vesting and distribution terms specified in the Deferred Stock Award Document.

2.11. “Deferred Stock Award Cash Credit Account” means the Cash Credit Account relating to a Deferred Stock Award, as provided under Section 6.2(b).

2.12. “Deferred Stock Award Document” means the document under which the Company has notified the Participant of an award of Share Units made before the effective date of this amendment and restatement, and which contains the vesting and distribution terms applicable to those Share Units.

2.13. “Deferred Stock Award Share Unit Account” means the Share Unit Account relating to a Deferred Stock Award, as provided under Section 6.1(b).

2.14. “Employee” means a common-law employee of the Company or a Subsidiary. For purposes of this Plan, a Subsidiary is a company in which the Company owns, directly or indirectly, at least 20% of the voting stock or capital.

2.15. “Eligible Grantee” means an Employee who is determined to be eligible for participation in the Plan by the Committee, with respect to a deferral of the receipt of Restricted Stock.

2.16. “Eligible Optionee” means an individual who holds an Option who, at the time of making a Deferral Election, is an Employee of the Company or Subsidiary and who is determined to be eligible for participation in the Plan by the Committee.

2.17. “Exercise Date” means the date on which an exercise of any Option that is the subject of a Deferral Election is effected by the Company, which date shall be specified by the Participant in the Deferral Election. In the event the Exercise Date specified by the Participant is not a trading day on the

New York Stock Exchange, the Exercise Date will be the immediately preceding date that is a trading date.

2.18. “Fair Market Value” means the average of the high and low trading prices on a given trading date, as reported on the New York Stock Exchange Composite Transactions listing.

2.19. “Hypothetical Dividends” means an amount to be credited to a Participant’s Cash Credit Account, which amount is equal to the dividends paid on the Stock, determined as if the Share Units credited to a Participant’s Share Unit Account were shares of Stock on the record date of any such dividend.

2.20. “Interest Credit” means an amount, calculated as described in Section 6.2(d) and based on the annual rate equivalent to the weighted average prime lending rate of SunTrust Bank, Atlanta for the relevant year or portion of the year.

2.21. “Option” means any option to purchase shares of Stock (i) that was granted to the Optionee under the Company’s Stock Option Program and (ii) that will, by its terms, expire as of a date that is not more than three years after the date on which the relevant Deferral Election is received by the Company.

2.22. “Participant” means any Eligible Grantee or Eligible Optionee who has made a Deferral Election or who has received a Deferred Stock Award. An individual or former Employee who has an interest under the Plan shall also be considered a Participant, even though such individual is, for any particular Plan Year, ineligible to make a Deferral Election.

2.23. “Plan” means the Coca-Cola Enterprises Inc. Stock Deferral Plan, as it may be amended from time to time.

2.24. “Profit Shares” means the number of shares of Stock the Participant would otherwise be eligible to receive upon the Participant’s exercise of an Option by delivering the exercise price in shares of Stock. Specifically, the number of Profit Shares received upon such an exercise equals the difference between the number of shares subject to an Option and the number of shares that, in the aggregate, have a Total Market Value equal to the exercise price of an Option. Any amount realized upon such an exercise that would not represent a whole share of Stock is described herein as a fractional Profit Share.

2.25. “Restricted Stock” means any shares of Stock that are subject to restrictions on their transfer.

2.26. “Restricted Stock Award” means a grant of Restricted Stock under the Company’s Restricted Stock Program which is held by an Eligible Grantee and which has restrictions that will not lapse within six months of the date on which the relevant Deferral Election is received by the Company.

2.27. “Restricted Stock Award Document” means the document under which the Company notifies the Participant of an award of Restricted Stock and the terms under which the restrictions will lapse.

2.28. “Restricted Stock Cash Credit Account” means the Cash Credit Account relating to a Restricted Stock Deferral Election, as provided under Section 6.2(a).

2.29. “Restricted Stock Deferral Election” means a Participant’s election to defer the receipt of Stock that would otherwise become fully transferable to the Participant at a future date under the terms of the grant of Restricted Stock, pursuant to Article III.

2.30. “Restricted Stock Program” means any plan, approved by the shareholders of the Company before the effective date of this amendment and restatement, under which the Company makes awards of Restricted Stock.

2.31. “Restricted Stock Share Unit Account” means the Share Unit Account relating to a Restricted Stock Deferral Election, as provided under Section 6.1(a).

2.32. “Share Unit” means the measurement under the Plan representing the future right to the distribution of one whole share of Stock.

2.33. “Share Unit Account” means the account under which a Participant’s Share Units are credited, which Account shall consist of a Deferred Stock Award Share Unit Account, a Restricted Stock Share Unit Account, and a Stock Option Share Unit Account.

2.34. “Stock” means shares of common stock of the par value of $1.00 per share of Coca-Cola Enterprises Inc.

2.35. “Stock Option Cash Credit Account” means the Cash Credit Account relating to a Stock Option Deferral Election, as provided under Section 6.2(c).

2.36. “Stock Option Deferral Election” means a Participant’s election to defer the receipt of Stock upon the exercise of an Option, pursuant to Article V.

2.37. “Stock Option Program” means any plan, approved by the shareholders of the Company before the effective date of this amendment and restatement, under which the Company makes grants of Options.

2.38. “Stock Option Share Unit Account” means the Share Unit Account relating to a Stock Option Deferral Election, as provided under Section 6.1(c).

2.39. “Stock Ownership Affidavit” means a notarized affidavit under which a Participant attests to the ownership of Stock for purposes of satisfying the exercise price of an Option subject to a Deferral Election.

2.40. “Street Name” means a share owner of record that is a financial institution or brokerage firm that holds Stock on behalf of a Participant.

2.41. “Total Market Value” means the aggregate value of all Stock identified in a Stock Ownership Affidavit, which value equals the sum of the Fair Market Value of all such Stock.

ARTICLE III

RESTRICTED STOCK DEFERRAL ELECTIONS

3.1. Deferral Election. An Eligible Grantee may elect to defer the receipt of Restricted Stock which may otherwise become fully transferable to the Participant during his or her employment with the Company, with such election being in exchange for the Company’s promise of a future distributions of shares of the Company’s Stock. Such a Restricted Stock Deferral Election may only be made with respect to Restricted Stock awarded under a plan approved by the shareholders of the Company on or before the effective date of this amendment and restatement.

3.2. Deferral Election Requirements. A Restricted Stock Deferral Election will be effective only upon the satisfaction of the requirements set forth in both subsections (a) and (b), below, which requirements must be satisfied not less than six months prior to the date on which the Restricted Stock that is the subject of such election would vest according to its terms:

(a)	The Participant must complete a Restricted Stock Deferral Election form provided by the Committee and return it to the Company, and

(b)	The Participant must deliver to the Company an executed copy of a “Stock Power” provided by the Committee, assigning to the Company the Restricted Stock that is the subject of the Deferral Election.

3.3. Irrevocability of Election. A Participant’s Restricted Stock Deferral Election may not be revoked once made. Notwithstanding the preceding sentence, a Participant’s Restricted Stock Deferral Election will not be effective unless the Participant is an Employee on the Deferral Date.

ARTICLE IV

DEFERRED STOCK AWARDS

4.1. Deferred Stock Award. Before the effective date of this amendment and restatement, the Committee may have granted Share Units to a Participant under a Deferred Stock Award, which Share Units shall have been credited to his or her Account under the Plan. The terms of a Participant’s Deferred Stock Award Document specify the conditions for vesting and distribution, which shall be treated as terms of this Plan. Such Deferred Stock Awards shall continue to be governed by the terms of this Plan until fully distributed or forfeited for failure to satisfy the conditions for vesting. No Deferred Stock Awards shall be made under this Plan on or after the effective date of this amendment and restatement.

ARTICLE V

STOCK OPTION DEFERRAL ELECTIONS

5.1. Deferral Election. An Eligible Optionee may elect to defer the receipt of Profit Shares to which he would otherwise be entitled upon exercise of an Option. Such a Stock Option Deferral Election may only be made with respect to Stock Options awarded under a plan approved by the shareholders of the Company on or before the effective date of this amendment and restatement.

5.2. Deferral Election Requirements. A Stock Option Deferral Election will be effective only if both of the following requirements are satisfied:

(a)	The Participant must complete a Stock Option Deferral Election form provided by the Committee and return it to the Company not less than six months prior to the Exercise Date applicable to the Option.

(b)	The Participant must deliver to the Company, not less than 10 business days prior to the Exercise Date, a “Stock Ownership Affidavit” provided by the Committee, which affidavit (i) must specifically identify Stock that has been owned by the Participant, as share owner of record or in Street Name, for at least six months prior to the Exercise Date of the Option subject to a Deferral Election; and (ii) must identify Stock with a Total Market Value on the Exercise Date equal to, or in excess of, the exercise price of all Options subject to the relevant Stock Option Deferral Election.

5.3. Irrevocability of Election. A Participant’s Stock Option Deferral Election may not be revoked once made. The following restrictions shall also apply to an Option subject to the Stock Option Deferral Election:

(a)	An Option subject to a Stock Option Deferral Election shall not be exercisable during the Period between the date on which the Stock Option Deferral Election is delivered to the Committee and the Exercise Date applicable to such Option.

(b)	Notwithstanding any provision to the contrary, if the Total Market Value of the Stock presented under the Stock Ownership Affidavit is not sufficient to satisfy the exercise price of all Options subject to the Stock Option Deferral Election, the Company shall effect the exercise of the number of Options for which the Stock Ownership Affidavit is sufficient to satisfy the exercise price, effecting the exercise of Options with the lowest exercise prices first. In the event of a partial exercise pursuant to this Section 5.3, any Option that is not exercised because the exercise price was not satisfied under the relevant Stock Ownership Affidavit will be forfeited as of the Exercise Date.

5.4. Nonrecognition of a Deferral Election. Notwithstanding anything in this Plan to the contrary, a Stock Option Deferral Election shall not be recognized by the Company in the event of the Participant’s termination of employment, for any reason, prior to the Exercise Date specified in such Stock Option Deferral Election unless the Participant has elected to receive a distribution of his or her Account at least 12 months after the Exercise Date.

ARTICLE VI

ACCOUNT ACCRUALS

6.1. Share Unit Account. A Participant’s interest in his or her Share Unit Account shall be the total of all Share Units credited to the Participant under the Plan, determined as follows:

(a)	A Participant’s Restricted Stock Share Unit Account will be credited with the same number of Share Units as the number of shares of Restricted Stock the Participant surrenders to the Company on the applicable Deferral Date.

(b)	A Participant’s Deferred Stock Award Share Unit Account will be credited with the number of Share Units granted under a Deferred Stock Award Document before the effective date of this amendment and restatement.

(c)

Upon the exercise of an Option subject to a Deferral Election, a Participant’s Stock Option Share Unit Account will be increased by the number of Share Units equal to the number of whole Profit Shares the Participant would have received upon exercise of the Option if it had not been subject to a Deferral Election.

(d)	On each Cash Credits Conversion Date occurring before the effective date of this amendment and restatement, each of the Participant’s Share Unit Accounts described in Sections 6.1(a) and (c) will also be increased by the number of Share Units equal to the maximum number of whole shares of Stock that could be purchased with funds equal to the respective balances of the Participant’s Cash Credit Accounts described in Sections 6.2(a) and (c) on such date if each account were actual funds. The Fair Market Value of the Stock on the Cash Credits Conversion Date shall be used to determine the number of shares that could be so purchased. This subsection 6.1(d) shall also be applicable to the Deferred Stock Award Share Unit Account, but only if the Participant has made an election to have his or her Deferred Stock Award Cash Credit Account converted to Share Units on the appropriate form provided by the Committee. This paragraph 6.1(d) shall cease to be effective with respect to all Cash Credit Accounts, and there shall be no further conversions of Cash Credits under the Plan, as of the effective date of this amendment and restatement.

6.2. Cash Credit Account. A Participant’s interest in his or her Cash Credit Account shall be the total of all Cash Credits credited to the Participant under the Plan, determined as follows:

(a)	A Participant’s Restricted Stock Cash Credit Account will be increased by an amount equal to the Hypothetical Dividends credited with respect to the Participant’s Restricted Stock Share Unit Account balance as of each of the Company’s dividend record dates.

(b)	A Participant’s Deferred Stock Award Cash Credit Account will be increased by an amount equal to the Hypothetical Dividends credited with respect to Participant’s Deferred Stock Award Share Unit Account balance as of each of the Company’s dividend record dates.

(c)	Upon the exercise of an Option subject to a Stock Option Deferral Election, a Participant’s Stock Option Cash Credits Account will be increased by an amount equal to the Fair Market Value of any fractional Profit Share the Participant would have received upon exercise of the Option if it had not been subject to a Stock Option Deferral Election. Further, a Participant’s Stock Option Cash Credit Account will be increased by an amount equal to the Hypothetical Dividends credited with respect to Participant’s Stock Option Share Unit Account balance as of each of the Company’s dividend record dates.

(d)	At the end of each calendar year, or as of any other date designated by the Committee, each of a Participant’s Cash Credit Accounts described in Section 6.2(a) through (c) will be increased by Interest Credits, determined with respect to the average daily balance of each such Cash Credit Account during such year or relevant portion of the year.

(e)

On each Cash Credits Conversion Date occurring before the effective date of this amendment and restatement, each of a Participant’s Cash Credit Accounts described in Sections 6.2(a) through (c) will be decreased by an amount equal to the amount of increases in the Participant’ Share Unit Accounts provided under

Section 6.1(d). This paragraph 6.2(e) shall cease to be effective with respect to all Cash Credit Accounts, and there shall be no further conversions of Cash Credits under the Plan, as of the effective date of this amendment and restatement.

6.3. Vesting of Accounts.

(a)	A Participant’s interest in his or her Stock Option Share Unit Account and Stock Option Cash Credit Account shall be 100% nonforfeitable.

(b)	A Participant’s interest in his or her Restricted Stock Share Unit Account shall become nonforfeitable, or vest, to the same extent as, and on the same date(s) as, the Restricted Stock that was the subject of the Restricted Stock Deferral Election would have vested but for such election; provided, however, that the Participant’s interest in his or her Restricted Stock Share Unit Account that is attributable to the conversion of Cash Credits to Share Units, pursuant to Sections 6.1(d) and 6.2(e), shall at all times be 100% vested. A Participant’s interest in his or her Restricted Stock Share Cash Credit Account shall be 100% nonforfeitable.

(c)	A Participant’s interest in his or her Deferred Stock Award Share Unit Account and Deferred Stock Award Cash Credit Account shall become nonforfeitable, or vest, as provided in the Deferred Stock Award Document.

(d)	In the event that the conditions for vesting set forth in a Restricted Stock Award Document or in a Deferred Stock Award Document are not satisfied, the Share Units attributable to Restricted Stock or Deferred Stock Award shall be forfeited and deleted as entries in the Participant’s applicable Share Unit Accounts.

ARTICLE VII

DISTRIBUTIONS

7.1. Form of Payment of Account.

(a)	A Participant’s vested interest under his or her Restricted Stock Share Unit Account and his or her Stock Option Share Unit Account shall be distributed in whole shares of Stock.

(b)	A Participant’s vested interest under his or her Deferred Stock Award Share Unit Account shall be distributed in whole shares of Stock or Restricted Stock, as provided under the Deferred Stock Award Document.

(c)	A Participant’s vested interest in his or her Cash Credit Accounts shall be distributed in cash.

7.2. Commencement of Distribution.

(a)

At the time a Participant first makes a Restricted Stock Deferral Election he or she shall elect whether distribution of the vested interest in his or her Restricted Stock Share Unit Account and Restricted Stock Cash Credit Account shall commence (i) in the calendar year following the year in which his or her employment terminates, (ii) as of the Participant’s attaining a specific age, or (iii) as of the later of (i) and (ii).

(b)	At the time a Participant first makes a Stock Option Deferral Election he or she shall elect whether distribution of his or her Stock Option Share Unit Account and Stock Option Cash Credit Account shall commence at the times set forth in (i), (ii), or (iii) of Section 7.2(a).

(c)	A Participant’s vested interest in his or her Deferred Stock Award Share Unit Account and Deferred Stock Award Cash Credit Account shall be distributed in accordance with the terms of the Deferred Stock Award Document.

(d)	A Participant may change, at any time, his or her election made under Sections 7.2(a) through (c); provided however, any such change will not become effective for one year or more after the date of the subsequent election. In the event a Participant is eligible to and fails to make an election with respect to the commencement of payment of any portion of his or her Account, distribution of such portion to the Participant shall be made as soon as practicable following his or her termination of employment.

7.3. Optional Forms of Distribution.

(a)	At the time a Participant first makes a Restricted Stock Deferral Election he or she shall elect whether distribution of the vested interest in his or her Restricted Stock Share Unit Account and Restricted Stock Cash Credit Account shall be made as (i) a single-sum payment, or (ii) a series of substantially equal quarterly, semiannual, or annual installments over a period of 2 to 10 years.

(b)	At the time a Participant first makes a Stock Option Deferral Election he or she shall elect whether distribution of his or her Stock Option Share Unit Account and Stock Option Cash Credit Account shall be made in the forms set forth in (i) or (ii) of Section 7.3(a).

(c)	A Participant’s vested interest in his or her Deferred Stock Award Share Unit Account and Deferred Stock Award Cash Credit Account shall be distributed in accordance with the terms of the Deferred Stock Award Document.

(d)	A Participant may change, at any time, his or her election made under Sections 7.3(a) through (c); provided however, any such change will not become effective for one year or more after the date of the subsequent election. In the event a Participant is eligible to and fails to make an election with respect to the commencement of payment of any portion of his or her Account, distribution of such portion to the Participant shall be made as soon as practicable following his or her termination of employment.

7.4. Distributions on Account of Death. In the event of the death of a Participant prior to distribution of the total balance of his or her Account, distribution of the balance of such Account shall be made to the Participant’s Beneficiary in a single-sum payment as soon as practicable following the death of such Participant.

7.5. Distribution on Account of Financial Hardship. In the event a Participant has a financial hardship due to an unforeseeable emergency (as determined by the Committee), the Committee, in its sole discretion, may, but is under no obligation to, distribute all or any portion of the Participant’s Account.

ARTICLE VIII

ADMINISTRATION

8.1. Plan Administration. The Plan shall be administered by the Governance and Compensation Committee of the board of directors of the Company.

8.2. Committee Action. Action of the Committee may be taken with or without a meeting of its members; provided, however, that any action shall be taken only upon the vote or other affirmative expression of a majority of Committee members qualified to vote with respect to such action.

8.3. Rights and Duties of Committee. The Committee shall administer the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, construing, interpreting, and administering the Plan. The decisions of the Committee shall be final and binding on all parties.

8.4. Taxes. If all or any portion of a Participant’s Account shall become liable for the payment of any estate, inheritance, or other tax which the Company shall be required to pay or withhold upon distribution of the Participant’s account, the Company shall have the full power and authority to (i) withhold distribution of the Participant’s Account until the Participant makes appropriate arrangements with the Company to satisfy such liability or (ii) withhold actual shares distributed from the Account that have value equal to such liability. In the event the Participant is liable for any tax prior to a distribution under the Plan, the Company shall be entitled to satisfy such liability from any other funds owed by the Company to the Participant to the extent provided by law.

ARTICLE IX

CLAIMS PROCEDURE

9.1. Claims for Benefits Under Plan. All applications for benefits under the Plan shall be submitted to and processed by such representative of the Committee whom it may designate (the “Claims Representative”). Applications for benefits must be in writing on forms acceptable to the Committee and must be signed by the Participant, or in the case of a death benefit, by the Beneficiary or legal representative of the Beneficiary. Each application shall be acted upon and approved or disapproved by the Claim Representative within 90 days following receipt by the Claims Representative (or within 180 days if special circumstances require and notice is given to the applicant before the end of the 90-day period informing the applicant of the circumstances requiring the extension of time and the date by which the Claims Representative expects to render a decision).

If any application for benefits is denied, in whole or in part, the Claims Representative shall notify the applicant in writing of such denial and of the applicant’s right to a review of the decision and shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial, the specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect the application, an explanation of why such material or information is necessary and an explanation of the Plan’s review procedure and the time limits applicable to the procedure, including a statement of the applicant’s right to bring a civil action under ERISA following an adverse determination on review.

9.2. Appeals. Any person whose application for benefits is denied in whole or in part may appeal to the Committee for review of the decision by submitting, within 60 days (180 days for denials of claims for disability benefits under the Plan) after receiving notice of the denial of the claim, a written statement to the Committee that:

(i) requests a review by the Committee of the application for benefits;

(ii) sets forth all of the grounds upon which the request for review is based and any facts in support of such request; and

(iii) sets forth any issues or comments that the applicant deems pertinent to the application.

In addition, an applicant may submit written comments, documents, records and other information in support of the appeal, and the applicant shall be provided, free of charge, reasonable access to and copies of all documents, records and other information relevant to the applicant’s claim for benefits.

The Committee shall meet as required to review appeals of denials of applications for benefits submitted to it. The Committee shall act upon each appeal within sixty days (forty-five days in the case of denials of claims for disability benefits) after receipt of the applicant’s request for review by the Committee. The Committee shall make a full and fair review of each application and any written material submitted by the applicant or the Employer in connection with such review, without regard to whether such information was submitted or considered in the initial benefit determination. If the Committee determines that special circumstances require an extension of time for processing an appeal, it may extend the initial period, in which case written notice of the extension shall be furnished to the applicant before the end of the initial period, indicating the special circumstances requiring an extension and the date by which the Committee expects to render a determination on review. In no event shall such extension exceed a period of 60 days from the end of the initial period. Based on this review, the Committee shall make an independent determination of the applicant’s eligibility for benefits under the Plan.

In the case of a denial of any appeal, the Committee shall notify the applicant in writing of such determination and shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the adverse determination, references to the specific Plan provisions on which the determination is based, a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the applicant’s claim for benefits, and a statement of the applicant’s right to bring an action under ERISA.

The decision of the Committee on any application for benefits shall be final and conclusive upon all persons. Exhaustion of the appeal rights under this Section 9.2 shall be required before any Participant may file suit in court.

ARTICLE X

AMENDMENT AND TERMINATION

10.1. Amendment. The Committee shall have the right to amend the Plan in whole or in part at any time; provided, however, that no amendment shall reduce the amount credited to any Participant’s

Account as of the later of the date such amendment is adopted or effective. Any amendment shall be in writing and executed by a duly authorized officer of the Company.

10.2. Termination. The Committee reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason. Unless terminated earlier by the Company, Article V shall terminate as of June 30, 2008, ten years from the original effective date of the Stock Deferral Plan described in Article I. Unless terminated earlier by the Company, Article III shall terminate as of December 31, 2010, ten years from the effective date of the Restricted Stock Deferral Plan described in Article I. In the event of termination of the Plan, the amounts credited to any Participant’s Account, as of the effective date of such termination, shall not be reduced. Accounts shall be distributed at a time, not later than the date specified in the Participant’s latest election, and in the manner solely determined by the Committee.

ARTICLE XI

MISCELLANEOUS

11.1. Limitation on Participant’s Rights. Participation in this Plan shall not give any Participant the right to be retained in the Company’s employ or any rights or interest in this Plan or any assets of the Company other than as herein provided. The Company reserves the right to terminate the employment of any Participant without any liability for any claim against the Company under this Plan, except to the extent provided herein.

11.2. Changes in Capitalization. The number of Share Units credited to each Participant’s Share Unit Account shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of common stock of the Company to holders of outstanding shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. Appropriate adjustments shall also be made to reflect any recapitalization, reclassification of shares or reorganization affecting the capital structure of the Company. In the event of a merger or consolidation in which the Company is not the surviving corporation or in which the Company survives only as a subsidiary of another corporation, and in such transaction the holders of Stock of the Company become entitled to receive shares of stock or securities of the surviving corporation, the Participant’s Share Unit Account shall be credited with that number of Share Units representing securities of the surviving corporation that would be exchanged for the shares of Stock of the Company in such transaction if they had been outstanding shares, and any cash or other consideration that would be receivable if such shares had been outstanding shall be credited to the Participant’s Cash Credit Account.

11.3. Participants’ Interest Unfunded. All amounts payable under the Plan to Participants shall be payable from the general assets of the Company. Nothing contained herein shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits. Participants shall have the status of general unsecured creditors of the Company with respect to amounts they defer under the Plan or any other obligation of the Company to pay Participants’ interests pursuant hereto. Any funds of the Company available to pay benefits under the Plan shall be subject to the claims of general creditors of the Company and may be used for any purpose by the Company.

11.4. Other Plans. This Plan shall not affect the right of any Participant to participate in and receive benefits under any employee benefit plans which are now or hereafter maintained by the Company, unless the terms of such other employee benefit plan or plans specifically provide otherwise.

11.5. Governing Law. This Plan shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

11.6. Gender, Number, and Headings. In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Headings and subheadings in this Plan are inserted for convenience of reference only and are not considered in the construction of the provisions hereof.

11.7. Successors and Assigns; Nonalienation of Benefits. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that the amounts credited to the Account of a Participant shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder shall be void, including, without limitation, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement.